Exhibit 99.1

Media Contact:

Mary Catherine Brutz

Radiant Systems, Inc.

770.576.6753

marycatherine.brutz@radiantsystems.com

For Immediate Release

March 28, 2011

Radiant Systems Announces the Addition of Nick Shreiber

to its Board of Directors

Shreiber brings more than 30 years of international experience and leadership to global technology provider

ATLANTA (March 28, 2011) — Radiant Systems, Inc. (Nasdaq: RADS) today announced that it has named Nick Shreiber to its Board of Directors, increasing the total number of directors to nine. The election of Mr. Shreiber was effective March 25.

Mr. Shreiber is an international executive with more than 30 years of senior leadership experience in both line management and management consulting. Since 2009, he has served on the board of The Campbell Soup Company and is a member of its governance and finance/corporate development committees. As chief executive officer of Nick Shreiber & Associates, LLC, he advises business leaders on issues of strategy, organization and operations, and coaches executives to help them maximize leadership potential. He also currently spends his time as an international motivational speaker, covering a wide variety of leadership topics, and serves on boards and advisory councils for several non-profit organizations in the United States and Russia.

Previously, Mr. Shreiber spent 18 years with the Tetra Pak Group, a $13 billion global corporation and a world leader in packaging and processing solutions for food. He served as the company’s president and chief executive officer from 2000 to 2005. Prior to Tetra Pak Group, Mr. Shreiber was a partner with McKinsey & Co., spending eight years with engagement responsibilities for major clients in Europe and Latin America.

“Radiant provides innovative technology to restaurant and retail operators across the world, and our entire board is excited to leverage Mr. Shreiber’s extensive international experience to make us even more successful in the global marketplace,” said John Heyman, chief executive officer at Radiant Systems. “We look forward to the addition of another outstanding leader and visionary to our board.”

About Radiant Systems, Inc.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology and services to the hospitality and retail industries. With more than 100,000 installations worldwide, our customers include leading brands and venues in the restaurant and food service, sports and entertainment, petroleum and convenience, and specialty retail markets. Radiant has offices in North America, Europe, Asia and Australia. For more information about Radiant Systems:

•	Visit our Website

•	Follow us on Twitter

•	Read about us on our Blog

•	Become a fan on Facebook

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This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company’s reliance on a small number of clients for a large portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.